Exhibit 11.

                             MOBIL CORPORATION
                  COMPUTATION OF EARNINGS PER COMMON SHARE
                 (In millions, except for per-share amounts;
                        number of shares in thousands)



                                                          For the Three Months
                                                           Ended September 30,
                                                           --------------------

Primary                                                       1996       1997
-------                                                    --------   --------

  Net income .............................................  $    769   $    892
  Less dividends on preferred stock ......................        13         13
                                                            --------   --------
  Net income applicable to common shares .................  $    756   $    879
                                                            ========   ========

  Weighted average number of primary common shares
    Outstanding ..........................................   787,850    785,798
    Issuable on assumed exercise of stock options ........     9,670     12,978
                                                            --------   --------
       Total .............................................   797,520    798,776
                                                            ========   ========
  Primary earnings per common share ......................  $   0.95   $   1.10
                                                            ========   ========
Fully Diluted
-------------

  Net income .............................................  $    769   $    892
  Less additional contribution to ESOP ...................         4          3
                                                            --------   --------
  Adjusted net income applicable to common shares ........  $    765   $    889
                                                            ========   ========

  Weighted average number of primary common shares .......   797,520    798,776
  Increment to assumed exercise of stock options to
    reflect maximum dilutive effect ......................       247          -
  Assumed conversion of preferred stock ..................    17,838     17,213
                                                            --------   --------
       Total .............................................   815,605    815,989
                                                            ========   ========
  Fully diluted earnings per common share ................  $   0.94   $   1.09
                                                            ========   ========

-----------

This Exhibit is included to show that dilution of earnings per common share is immaterial and therefore not necessary for presentation on the Consolidated Statement of Income.

Prior year data have been restated to reflect a two-for-one stock split which had a record date of May 20, 1997.






 MOBIL                                - 18 -


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                           Exhibit 11. (concluded)

                               MOBIL CORPORATION
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                  (In millions, except for per-share amounts;
                         number of shares in thousands)

                                                          For the Nine Months
                                                           Ended September 30,


Primary                                                      1996        1997


  Net income ............................................  $  2,288    $  2,568
  Less dividends on preferred stock .....................        40          39
                                                           --------    --------
  Net income applicable to common shares ................  $  2,248    $  2,529
                                                           ========    ========
  Weighted average number of primary common shares
    Outstanding .........................................   788,442     786,975
    Issuable on assumed exercise of stock options .......     9,609      11,430
                                                           --------   ---------

        Total ...........................................   798,051     798,405
                                                           ========    ========
  Primary earnings per common share......................  $   2.82    $   3.17
                                                           ========    ========

Fully Diluted


  Net Income ............................................  $  2,288    $  2,568
  Less additional contribution to ESOP ..................        14          11
                                                           --------    --------
  Adjusted net income applicable to common shares .......  $  2,274    $  2,557
                                                           ========    ========

  Weighted average number of primary common shares ......   798,051     798,405
  Increment to assumed exercise of stock options to
    reflect maximum dilutive effect .....................       308       1,460
  Assumed conversion of preferred stock .................    17,838      17,213
                                                           --------    --------
        Total ...........................................   816,197     817,078
                                                           ========    ========
  Fully diluted earnings per common share................  $   2.79    $   3.13
                                                           ========    ========
-----------

This Exhibit is included to show that dilution of earnings per common share is immaterial and therefore not necessary for presentation on the Consolidated Statement of Income.

Prior year data have been restated to reflect a two-for-one stock split which had a record date of May 20, 1997.





MOBIL                                - 19 -


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